As filed with the Securities and Exchange Commission on November 5, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3404176
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Halley E. Gilbert
Senior Vice President, Chief Legal Officer & Secretary
Ironwood Pharmaceuticals, Inc.
301 Binney Street
Cambridge, Massachusetts 02142
(617) 621-7722

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Paul M. Kinsella
Ropes & Gray LLP
800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Class A Common Stock, $0.001 par value
Preferred Stock, $0.001 par value
Warrants
Units
Debt Securities

(1)

Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”) the securities registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock, number of warrants and units and principal amount of debt securities as may be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

IRONWOOD PHARMACEUTICALS, INC.

Class A Common Stock

Preferred Stock

Warrants

Units

Debt Securities

We may offer and sell from time to time, in one or more series or issuances and on terms determined at the time of the offering, any combination of the securities described in this prospectus. The selling security holders to be named in a prospectus supplement may offer and sell our securities from time to time in one or more transactions in amounts, at prices and on terms that will be determined at the time of offering.

This prospectus describes some of the general terms of these securities. The specific terms of the securities to be offered and other information as to the terms and matters related to a specific offering will be described in one or more prospectus supplements to this prospectus. The prospectus supplements may also add to, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read carefully both this prospectus and any prospectus supplement before making your investment decision.

We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods at prices and on terms determined at the time of offering. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The Class A common stock of Ironwood Pharmaceuticals, Inc. is listed on the NASDAQ Global Select Market under the symbol “IRWD.”

Investing in these securities involves certain risks. See “Risk Factors” on page 3 and in the applicable prospectus supplement.

The address of our principal executive offices is 301 Binney Street, Cambridge, Massachusetts, and our telephone number is (617) 621-7722.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2014.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, any combination of the securities described in this prospectus may be sold in one or more offerings. Each time securities are sold under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The applicable prospectus supplement also may contain important information about U.S. federal tax consequences if you acquire the securities being offered by that prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  Neither we nor any selling security holder, underwriter, dealer or agent take responsibility for, or provide any assurance as to the reliability of, any different or additional information. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “IRWD,” “we,” “us” and “our” refer to Ironwood Pharmaceuticals, Inc. and its subsidiaries.

RISK FACTORS

For a discussion of the factors you should carefully consider before deciding to purchase any shares, please review “Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus, as that disclosure has been updated by subsequent periodic reports, as well as the “Risk Factors” section in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov.

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

•                  Annual Report on Form 10-K for the year ended December 31, 2013;

•                  Definitive Proxy Statement on Schedule 14A, filed on April 18, 2014 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013);

•                  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014;

•                  Current Reports on Form 8-K filed on January 8, 2014, February 10, 2014, February 12, 2014,  April 18, 2014, June 4, 2014, June 9, 2014, June 26, 2014 and September 2, 2014; and

•                  The description of our Class A common stock contained in our Registration Statement on Form 8-A, originally filed with the SEC on February 1, 2010, as amended by any amendment or report filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

Corporate Communications
Ironwood Pharmaceuticals, Inc.
301 Binney Street
Cambridge, MA 02142
(617) 621-7722

These filings are also made available, free of charge, on our website at www.ironwoodpharma.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

This prospectus constitutes a part of a registration statement on Form S-3, referred to herein, including all amendments and exhibits, as the Registration Statement, that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We refer you to the Registration Statement and related exhibits for further information regarding us and our securities. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the address set forth above or from the SEC’s website at http://www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

IRONWOOD PHARMACEUTICALS, INC.

We are an entrepreneurial pharmaceutical company focused on creating medicines that make a difference for patients, building value to earn the continued support of our fellow shareholders, and empowering our team to passionately pursue excellence. If we do these things well, we hope to earn the right to continue doing them and, one step at a time, build an enduring pharmaceutical company that helps patients lead better lives.

Our core strategy is to establish a leading gastrointestinal, or GI, therapeutics company, leveraging our development and commercial capabilities in addressing GI disorders as well as our pharmacologic expertise in guanylate cyclase, or GC, pathways. This expertise is based on our work advancing our lead product, linaclotide, which is the first, and to date, only product approved by the U.S. Food and Drug Administration, or FDA, in a new class of GI medicines called guanylate cyclase type-C, or GC-C, agonists. Linaclotide is available to adult men and women suffering from irritable bowel syndrome with constipation, or IBS-C, or chronic idiopathic constipation, or CIC, in the United States and in Mexico under the trademarked name LINZESS, and to adult men and women suffering from IBS-C in the European Union and in Canada under the trademarked name CONSTELLA. Linaclotide is also being developed in other parts of the world by certain of our partners. We are exploring development opportunities to enhance the clinical profile of LINZESS by seeking to expand its utility in its indicated populations, as well as studying linaclotide in additional indications and populations, new formulations and in combination with other products to assess its potential to treat various GI conditions. In addition to linaclotide-based opportunities, we are advancing multiple GI development programs as well as further leveraging our GC expertise to advance a second GC program targeting soluble guanylate cyclase, or sGC, a validated mechanism with the potential for broad therapeutic utility and multiple opportunities for product development.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for strategic purposes. We will not receive any proceeds from the sale of our securities by the selling security holders.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

	Fiscal Years Ended					Nine Months Ended
	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009	September 30, 2014
Ratio of Earnings to Fixed Charges(1)(2)	*	*	*	*	*	*
Deficiency	$(272,812)	$(72,624)	$(64,849)	$(59,355)	$(60,294)	$(151,971)

*Less than one to one coverage

(1)               For purposes of calculating the ratio above, “earnings” consist of net loss before income taxes plus fixed charges. “Fixed charges” include interest expense related to notes payable and capital lease obligations.

(2)               We have authority to issue up to 75,000,000 shares of preferred stock, par value $0.001 per share; however, there are currently no shares of preferred stock outstanding and we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

GENERAL DESCRIPTION OF SECURITIES

The following description sets forth some of the general terms and provisions of securities that we and/or any selling security holders may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material rights of our capital stock and related provisions of our certificate of incorporation and bylaws. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our eleventh amended and restated certificate of incorporation and fifth amended and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part, as well as our eighth amended and restated investors’ rights agreement that is currently in effect and which we have included as an exhibit to the registration statement of which this prospectus is a part.

Our eleventh amended and restated certificate of incorporation provides that we have two series of common stock: one series we call our Class A common stock and the other series we call our Class B common stock. As described below and in our eleventh amended and restated certificate of incorporation, the dual class common stock structure will remain in place at least until 2018.

This dual class structure is a fundamental element of our overall strategy to seek to maximize shareholder value over the long-term. Holders of our Class A and Class B common stock have identical rights, except that, in certain circumstances as described below, holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share. The breadth of our Class B stockholder group should ensure that significant decisions about our independence are made within a context of diverse opinions and interests.

Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Shares of Class B common stock can be sold at any time and, subject to limited exceptions, irrevocably convert to shares of Class A common stock upon sale or transfer. Therefore, we expect that over time, the Class B stockholder class will diminish as a percentage of our total shares outstanding, and that the remaining Class B shares will be concentrated in the hands of our longest term stockholders.

Our authorized capital stock consists of 675,000,000 shares, each with a par value of $0.001 per share, of which:

•                  500,000,000 shares are designated as Class A common stock.

•                  100,000,000 shares are designated as Class B common stock.

•                  75,000,000 shares are designated as preferred stock.

As of October 31, 2014, we had 123,688,237 shares of Class A common stock outstanding and 15,944,170 shares of Class B common stock outstanding.

Voting Rights

Each share of Class A common stock and each share of Class B common stock has one vote per share, except on the following matters (in which each share of Class A common stock has one vote per share and each share of Class B common stock has ten votes per share), if submitted to a vote of stockholders:

•                  adoption of a merger or consolidation agreement involving Ironwood;

•                  a sale, lease or exchange of all or substantially all of Ironwood’s assets;

•                  a dissolution or liquidation of Ironwood; or

•                  every matter, if and when any individual, entity or “group” (as such term is used in Regulation 13D of the Exchange Act) has, or has publicly disclosed (through a press release or a filing with the SEC) an intent to have, beneficial ownership of 30% or more of the number of outstanding shares of Class A common stock and Class B common stock, combined.

Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by our certificate of incorporation or bylaws. Our certificate of incorporation provides that any increase in the number of authorized shares of either our Class A common stock or our Class B common stock may be approved by a majority of our Class A common stock and Class B common stock, voting together as a single class. Our certificate of incorporation requires that a majority of the Class B common stock approve further issuances of shares of Class B common stock, subject to certain exceptions, or any amendment to our certificate of incorporation. Delaware law could require either our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

•                  If we amended our certificate of incorporation to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment.

•                  If we amended our certificate of incorporation in a manner that altered or changed the powers, preferences or special rights of a class of stock in a manner that affects them adversely then that class would be required to vote separately to approve the proposed amendment.

We have not provided for cumulative voting for the election of directors in our certificate of incorporation. Because our certificate of incorporation does provide for plurality voting for the election of directors, a director may be elected even if less than a majority of the votes cast are in favor of such election.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock will be entitled to share equally in any dividends that our board of directors may determine to issue from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock will receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock will receive Class B common stock, or rights to acquire Class B common stock, as the case may be.

We have never declared or paid any cash dividends on our capital stock, and we do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock will be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock.

In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including the following:

•                  transfers for tax and estate planning purposes, including to trusts, corporations, partnerships or other legal entities in which the holder of Class B common stock retains the voting control over such shares;

•                  transfers to a family member or to another legal entity for the benefit of the family member;

•                  transfers to any person directly or indirectly controlling, controlled by or under common control with the holder of Class B common stock; and

•                  if the holder of Class B common stock is a partnership, transfers to any general partner of the partnership who also is a director of Ironwood at that time.

The death of any holder of Class B common stock who is a natural person will result in the conversion of his or her shares of Class B common stock into Class A common stock unless, as a result of the death of such holder, the shares of Class B common stock transfer to one or more of the entities described in the preceding bulleted list.

Furthermore, each share of Class B common stock will convert automatically into one share of Class A common stock upon the earliest of the following:

•                  the later of (1) the first date on which the number of shares of Class B common stock then outstanding is less than 19,561,556, or (2) December 31, 2018;

•                  December 31, 2038; or

•                  a date agreed to in writing by the holders of at least a majority of then outstanding shares of Class B common stock.

Once converted into Class A common stock, the Class B common stock will be retired and will not be reissued.

Transfer Agent and Registrar. The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

NASDAQ Global Select Market. Our Class A common stock is listed for quotation on the NASDAQ Global Select Market under the symbol “IRWD.”

Registration Rights

The holders of our Class B common stock issued upon conversion of our preferred stock at our initial public offering are entitled to rights with respect to the registration under the Securities Act of shares of Class A common stock into which their shares of Class B common stock converts. These registration rights are contained in our eighth amended and restated investors’ rights agreement and are described below. The registration rights under the investors’ rights agreement will expire in February 2015, or, with respect to an individual holder, when such holder holds less than 1% of the number of outstanding shares of Class B common stock and is able to sell all of its shares pursuant to Rule 144 under the Securities Act in any 90 day period.

Demand Registration Rights

The holders of shares of common stock having demand registration rights under the investors’ rights agreement have the right to require that we register their shares of Class A common stock into which their shares of Class B common stock converts, provided such registration relates to not less than 20% in aggregate of our then outstanding shares of Class B common stock having demand registration rights and the anticipated aggregate offering price to the public is at least $5,000,000. In response to these demand registration rights, we are only obligated to effect two registrations for each series of our outstanding preferred stock that were converted into Class B common stock upon the completion of our initial public offering. We may postpone the filing of a registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our stockholders or us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with the exercise of these demand registration rights.

Piggyback Registration Rights

If we register any securities for public sale, the stockholders with piggyback registration rights under the investors’ rights agreement have the right to include their shares in the registration, subject to specified exceptions. In accordance with the terms of the investors’ rights agreement, we have received a waiver of these piggyback registration rights with respect to the registration for this offering. The underwriters of any underwritten offering have the right to limit the number of shares registered by these stockholders due to marketing reasons. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with the exercise of these piggyback registration rights.

S-3 Registration Rights

If we are eligible to file a registration statement on Form S-3, the stockholders with S-3 registration rights under the investors’ rights agreement can request that we register their shares, provided that the total price of the shares of common stock offered to the public is at least $500,000. These S-3 registration rights are wholly distinct from the demand registration rights and piggyback registration rights described above. A holder of S-3 registration rights may not require us to file a registration statement on Form S-3 if we have already effected two registrations on Form S-3 at the request of such holder in the last 12-month period. We may postpone the filing of a Form S-3 registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our stockholders or us. The holders of S-3 registration rights must pay all expenses associated with any registrations on Form S-3 after the first six registrations on Form S-3.

Preferred Stock

Terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock and in any related free writing prospectus that we may authorize to be distributed to purchasers. The terms of any series of preferred stock may differ from the terms described below. Certain terms of the preferred stock described below are incomplete.

As of the date of this prospectus, no shares of our preferred stock were outstanding. Our board of directors has the authority, without approval by the stockholders, to issue up to a total of 75,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated, in one or more series.

General Terms. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. Our board could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of common stock. However, such shares of preferred stock would not convert into shares of Class B common stock without the prior consent of our board. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Ironwood and might harm the market price of our common stock.

Our board of directors will make the determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•                       the designation and stated value per share of the preferred stock and the number of shares offered;

•                       the amount of liquidation preference per share;

•                       the price at which the preferred stock will be issued;

•                       the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•                       any redemption or sinking fund provisions;

•                       if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

•                       any conversion provisions; and

•                       any other rights, preferences, privileges, limitations or restrictions on the preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights. The preferred stock, when issued, will be fully paid and nonassessable.

Transfer Agent and Registrar. The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Certain provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. In particular, our dual class common stock structure will concentrate ownership of our voting stock in the hands of our founders, board members and pre-initial public offering employees. These provisions, which are summarized below, encourage persons seeking to acquire control of us to first negotiate with our board of directors and the holders of our capital stock.

Dual Class Common Stock Structure

As discussed above, our Class B common stock has ten votes per share in change of control transactions, while our Class A common stock has one vote per share. Because of our dual class common stock structure, holders of our Class B common stock (and their affiliates) will continue to be able to control all matters submitted to our stockholders for approval even if they come to own significantly less than 50% of the shares of our outstanding common stock. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Limits on Ability of Stockholders to Act by Written Consent

We have provided in our certificate of incorporation that our stockholders may not act by written consent other than in matters that require a separate series vote of the Class B common stock. In addition, our certificate of incorporation also requires that special meetings of stockholders be called only by our board of directors, our chairman, our chief executive officer or our president if there is no chief executive officer. This limit on the ability of our stockholders to act by written consent or to call a special meeting may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Staggered Board of Directors

Eleven individuals currently serve on our board of directors, which is divided into three classes. At each annual meeting of stockholders, a class of directors is to be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result, a portion of our board of directors will be elected each year. Our certificate of incorporation authorizes our board of directors to fix the number of directors from time to time by a resolution of the majority of our board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control. Between stockholder meetings, directors may be removed by our stockholders only for cause, and the board of directors may appoint new directors to fill the vacancies. These provisions may prevent a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees. Consequently, the existence of these provisions may have the effect of deterring hostile takeovers, which could depress the market price of our Class A common stock.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•                  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (i) owns 15% or more of a corporation’s voting securities or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination of the corporation governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of Class A common stock held by our stockholders.

DESCRIPTION OF WARRANTS

As of the date of this prospectus, we had no warrants outstanding to purchase shares of our Class A common stock, preferred stock or debt securities. We may issue warrants to purchase shares of our Class A common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and, other information relating to, the warrants:

•                       the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•                       the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                       the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•                       if applicable, the exercise price for shares of our Class A common stock and the number of shares of Class A common stock to be received upon exercise of the warrants;

•                       if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•                       the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•                       whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•                       certain material U.S. federal income tax consequences, if applicable;

•                       the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•                       the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•                       if applicable, the date from and after which the warrants and the Class A common stock and/or preferred stock will be separately transferable;

•                       if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                       information with respect to book-entry procedures, if any;

•                       the anti-dilution provisions of the warrants, if any;

•                       any redemption or call provisions;

•                       whether the warrants are to be sold separately or with other securities as parts of units; and

•                       any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar. The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The applicable prospectus supplement will describe the terms of any units. The following description and any description of units in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with a public offering of units.

We may issue, in one or more series, units consisting of Class A common stock, preferred stock, and/or warrants for the purchase of Class A common stock and/or preferred stock in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•                       the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•                       any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities composing the units; and

•                       whether the units will be issued in fully registered or global form.

DESCRIPTION OF DEBT SECURITIES

The applicable prospectus supplement will describe the terms and features of any debt securities which we may issue, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description and any description of debt securities in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the indenture relating to such debt securities that we will file with the SEC in connection with a public offering of debt securities.

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

We urge you to read the applicable prospectus supplement, indenture and any free writing prospectus that we may authorize to be provided to you.

PLAN OF DISTRIBUTION

We and any selling security holders may sell securities in any of the ways described below or in any combination thereof:

•                  to or through underwriters, brokers or dealers;

•                  through one or more agents; or

•                  directly to purchasers or to a single purchaser.

The distribution of the securities may be effected from time to time in one or more transactions:

•                  at a fixed price, or prices, which may be changed from time to time;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to each offering will describe the terms of the offering of the securities, including the following:

•                  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•                  if a fixed price offering, the public offering price of the securities, the proceeds to us or the selling security holders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•                  information about the selling security holders, if applicable, including the relationship between the selling security holders and us.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We or any selling security holders may authorize underwriters, dealers or other persons acting as their agents to solicit offers by certain institutions to purchase securities from us or the selling security holders, as applicable, pursuant to delayed delivery contracts providing for payment and delivery on or after the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and any selling security holders, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling security holders with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling security holders in the ordinary course of business. We and the selling security holders may also use underwriters or such other third parties with whom we or such selling security holders have a material relationship. We and the selling security holders will describe the nature of any such relationship in the applicable prospectus supplement.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters, if any, may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for any of the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities will be passed upon on behalf of IRWD by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                   Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions):

Securities and Exchange Commission registration fee	(1)(2)
FINRA filing fee	(2)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Rating agency fees	(2)
Accountants’ fees and expenses	(2)
Blue sky fees and expenses	(2)
Trustee fees and expenses	(2)
Transfer Agent and Registrar fees	(2)
Miscellaneous	(2)
Total	(2)

(1)           Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2)           Estimated fees and other expenses not presently known. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.                   Indemnification of Directors and Officers

The registrant’s certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as a director or officer.

Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation. The registrant’s certificate of incorporation and bylaws provide that it shall indemnify its directors and officers and may indemnify its employees and other agents to the maximum extent permitted by the law.

The registrant has entered into indemnification agreements with its directors and certain of its officers, in addition to the indemnification provided for in its certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. The registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Also see “Undertakings.”

Item 16.                   Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Index to Exhibits beginning on page E-1, which is incorporated herein by reference.

Item 17.                   Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Cambridge, Commonwealth of Massachusetts, on November 5, 2014.

Ironwood Pharmaceuticals, Inc.
Registrant

Date: November 5, 2014	By:	/s/ Peter Hecht
Peter Hecht,
Chief Executive Officer

We, the undersigned officers and directors of Ironwood Pharmaceuticals, Inc., hereby severally constitute and appoint Peter Hecht, Thomas Graney and Halley Gilbert, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 5, 2014.

Date: November 5, 2014.	By:	/s/ Peter Hecht
Peter Hecht,
Chief Executive Officer and Director (Principal Executive Officer)

Date: November 5, 2014.	By:	/s/ Thomas Graney
Thomas Graney,
Chief Financial Officer and Senior Vice President of Finance and Corporate Strategy (Principal Financial Officer)

Date: November 5, 2014.	By:	/s/ Gina Consylman
Gina Consylman,
Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

Date: November 5, 2014.	By:	/s/ Bryan Roberts
Bryan Roberts,
Chairman of the Board

Date: November 5, 2014.	By:	/s/ George Conrades
George Conrades,
Director

Date: November 5, 2014.	By:	/s/ Joseph Cook, Jr.
Joseph Cook, Jr.,
Director

Date: November 5, 2014.	By:	/s/ David Ebersman
David Ebersman,
Director

Date: November 5, 2014.	By:	/s/ Marsh Fanucci
Marsha Fanucci,
Director

Date: November 5, 2014.	By:	/s/ Terrance McGuire
Terrance McGuire,
Director

Date: November 5, 2014.	By:	/s/ Julie McHugh
Julie McHugh,
Director

Date: November 5, 2014.	By:	/s/ Edward Owens
Edward Owens,
Director

Date: November 5, 2014.	By:	/s/ Christopher Walsh
Christopher Walsh,
Director

Date: November 5, 2014.	By:	/s/ Douglas Williams
Douglas Williams,
Director

INDEX TO EXHIBITS

Exhibit
Number	Description

1.1	Underwriting Agreement. †
3.1

Eleventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Ironwood Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 30, 2010).

3.2

Fifth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Ironwood Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 30, 2010).

4.1	Specimen Certificate of Class A Common Stock (incorporated by reference to Exhibit 4.1 on Form S-1, as amended, filed with the SEC on January 20, 2010).
4.2	Specimen Certificate of Preferred Stock. †
4.3	Form of Warrant Agreement, including the form of security certificate. †
4.4	Form of Indenture. †
4.5	Form of Unit Agreement, including form of unit certificate. †
4.6

Eighth Amended and Restated Investors’ Rights Agreement, dated as of September 1, 2009, by and among Ironwood Pharmaceuticals, Inc., the Founders and the Investors named therein (incorporated by reference to Exhibit 4.2 on Form S-1, as amended, filed with the SEC on November 20, 2009).

5.1	Opinion of Ropes & Gray LLP as to legality of the securities.*
12.1	Computation of Ratio of Earnings to Fixed Charges. *
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included on signature pages to this Registration Statement).*
25	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended. †

*                Filed herewith.

†                To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.